                                                                  Exhibit (j)(1)

INDEPENDENT AUDITORS' CONSENT

Atlas Insurance Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 8 to Registration Statement No. 333-20899 on Form N-1A (the "Registration Statement") of our report dated February 20, 2004, appearing in the Annual Report of Atlas Insurance Trust for the year ended December 31, 2003, and to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Additional Information - Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Oakland, California
April 29, 2004